UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 21, 2025

BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
888 N. Douglas Street, Suite 100
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(866) 756-4112
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

Trademark Infringement Litigation

On April 28, 2022, a trademark infringement complaint for injunctive and other relief was filed against Beyond Meat, Inc. (the "Company") in the United States District Court for the Middle District of Florida, Orlando Division, captioned Sonate Corporation, d/b/a Vegadelphia Foods (“Sonate”) v. Dunkin’ Brands Group, Inc., Dunkin’ Brands, Inc. (collectively, “Dunkin’”) and Beyond Meat, Inc., et al., Case No. 6:22-cv-00812. A First Amended Complaint was filed on May 17, 2022 (the “FAC”). The FAC alleged that the Company and Dunkin’s use of the tagline “Great Taste Plant-Based,” infringed on Sonate’s registered trademark WHERE GREAT TASTE IS PLANT-BASED® (“Sonate’s trademark”). Additionally, Sonate alleged that the Company’s use of the tagline “Plant-Based Great Taste” in connection with its own sales of products also infringed on Sonate’s trademark. The FAC sought injunctive relief and a monetary award for corrective advertising, a reasonable royalty award, damages representing Sonate’s lost sales and the Company’s profits generated by the alleged likelihood of confusion, interest, costs, expenses and attorneys’ fees.
On June 24, 2022, both the Company and Dunkin’ filed their answers to the FAC and a motion to change venue. On March 24, 2023, the court issued an order granting Dunkin’ and the Company’s motion to transfer venue and directed the clerk of the court to transfer the case to the District of Massachusetts, Boston Division for all further proceedings (Case No. 1:23-cv-10690-IT). The Company contended that Sonate will not be able to meet its burden of establishing a likelihood of confusion. Additionally, the Company asserted the fair use defense to Sonate’s allegations, namely that the Company’s use of “Plant-Based Great Taste” and “Great Taste Plant-Based” satisfy the requirements of the fair use doctrine (e.g., they are only used descriptively), precluding liability.
Mediation was held on September 18, 2024, at which time Dunkin’ settled its involvement in the case. On November 20, 2024, Dunkin’ was dismissed from the case with prejudice, and the case continued as to the Company. On or about March 11, 2025, the Company filed a motion for summary judgment or adjudication and motions to strike some of Sonate’s expert reports and testimony. On or about March 9, 2024, Sonate filed a motion for summary judgment or adjudication and on or about March 11, 2024 filed motions to strike some of the Company’s expert reports and testimony. On October 29, 2025, the Court denied Sonate’s motion for summary judgment as to issues impacting liability and granted it with respect to a portion of damages relating to the sales made through Dunkin’ stores. The Company’s motion for summary judgment as to liability for either tagline was denied. As to damages, the Company’s motion for summary judgment was granted as to corrective advertising and reasonable royalty damages and denied in part as to lost profits from lost value. The Company’s motion to strike was granted as to Sonate’s expert report and testimony as to corrective advertising damages, reasonable royalty damages and lost value. Jury trial commenced on November 10, 2025 and concluded on November 24, 2025. The Company’s primary general liability insurer has been providing the Company’s defense under its primary policy, subject to a reservation of rights.
On November 24, 2025, the jury returned its verdict finding that the Company was liable for trademark infringement and that the fair use defense did not apply. The jury awarded damages as follows: $23.5 million in actual damages and $15.4 million in disgorgement of the Company’s profits. The Company does not agree with this result and intends to seek further judicial review of the decision and appeal the verdict.

Aliments BVeggie, Inc.

In November 2023, Aliments BVeggie, Inc. (“BVeggie”) filed and served legal proceedings against the Company before the Superior Court of Quebec’s District of Montreal. BVeggie alleges, among other things that: (i) in 2019, the Company and BVeggie entered into a co-manufacturing agreement, by which BVeggie would produce and deliver products for the benefit of the Company, in exchange for a tolling fee to be paid per pound of product produced and delivered to the Company; (ii) the Company made false and misleading statements regarding the volume of purchase orders it would provide BVeggie; (iii) BVeggie invested significant sums to adapt its facilities for the intended production; (iv) the Company fell short of its undertakings and promises; and (v) in March 2023, the Company illegally terminated the business relationship. BVeggie intends to claim damages in the total amount of 129,841,920 CAD, in compensation for its investments, lost profits and the repairs needed to be made to its facility post-termination of the business relationship and removal of the Company’s equipment. The Company intends to vigorously defend against these claims. On December 7, 2023, the Company filed a motion for declinatory exception to stay the proceedings pending before the Superior Court of Quebec, District of Montreal, and refer the dispute to arbitration in California. A hearing on the motion for declinatory exception occurred on April 25, 2024. By judgment dated May 9, 2024, the Superior Court of Quebec granted the motion for declinatory exception filed by the Company and declared that the courts sitting in Los Angeles County, in the State of California, are in a better position to decide the dispute. BVeggie appealed the court’s decision on June 7, 2024, and the Company filed a cross-appeal on June 18, 2024. The appeals were heard on October 30, 2025 and by judgment rendered on November 21, 2025, the Court of Appeal has decided to grant the Company’s motion for declinatory exception and to defer the dispute to arbitration in California. BVeggie has 60 days from the day of the judgment to file a motion for leave to appeal before the Supreme Court of Canada.
In June 2024 and in parallel to the litigation mentioned above, BVeggie filed and served legal proceedings against the Company before the Superior Court of Quebec’s District of Montreal, asking that an agreement between the parties by which BVeggie was to purchase certain machinery from the Company, in the amount of $5.1 million, be voided. This litigation is also currently suspended pending the outcome of the aforementioned appeals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Teri L. Witteman
Teri L. Witteman
Chief Legal Officer and Secretary
Date: November 26, 2025